DATED 2 April 2007

Between

ADDUP LIMITED

... Chargor

And

ENERGY GIANT GROUP LIMITED

... Chargee

****

MEMORANDUM OF CHARGE

****

DREW & NAPIER LLC

CONTENTS

THIS CHARGE is made on the 2 April 2007

BETWEEN:

(1) **ADDUP LIMITED** (BVI Company No.: 1378399), a company incorporated in the British Virgin Islands and having its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (***Chargor***).

(2) **ENERGY GIANT GROUP LIMITED** (BVI Company No.: 1390567), a company incorporated in the British Virgin Islands and having its registered office address P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (***Chargee***).

WHEREAS:

(A) Elwin Group Limited is a company incorporated in the British Virgin Islands and has its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (***Elwin***);

(B) The Chargor is the legal and beneficial owner of all the issued and paid up shares in Elwin amounting to 50,000 shares of US$1.00 each;

(C) The Chargor as borrower and the Chargee as lender have entered into a Loan Agreement dated 2 April 2007 (***Agreement***);

(D) Pursuant to the Agreement, it was agreed that the Loan (as defined below) would be secured, *inter alia*, by a fixed charge over the Securities (as defined below), together with all rights, interests and benefits attached to the same;

(E) Accordingly, the Chargor has agreed to execute this Charge with the Chargee in favour of the Chargee.

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1 In this Charge, all terms and references used but not defined or construed in this Charge but which are defined or construed in the Agreement shall, unless the context otherwise requires, have the same meaning and construction in this Charge:

Act means the Conveyancing and Law of Property Act (Cap. 61).

Companies Act means the Companies Act (Cap. 50).

Charge Documents means collectively the following documents or where the context so requires any one of them:

(i) duly executed share transfer forms of the Securities by the Chargor with the Chargee as transferee in respect of the Securities (undated);

(ii) duly executed shareholders' resolution of Elwin in the form set out in Schedule 1 of the Agreement approving the transfer of the Securities (undated);

Loan means the aggregate principal amount of the loan of United States Dollar Seven Million and Five Hundred Thousand (US$7,500,000) or, as the case may be, the outstanding amount of such loan, extended by the Chargee to the Borrower under the Agreement.

Securities means all the issued and paid up share capital of Elwin and held by the Chargor.

Security Documents means collectively this Charge, the Guarantee and any other security documents executed or to be executed in favour of the Lender.

United States Dollar and the sign ***US$*** respectively mean the lawful currency of the United States of America.

1.2 In this Charge, unless and except to the extent that the context otherwise requires, any reference to:

(a) "borrowed money" includes any indebtedness for or in respect of money borrowed or raised (whether or not for a cash consideration), by whatever means (including acceptances, deposits and leasing), or for the deferred purchase price of assets or services;

(b) a "guarantee" includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or to otherwise be responsible for, any indebtedness of any other person;

(c) "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

(d) a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

(e) "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets, rights or interest of whatsoever nature or any agreement for any of the same;

(f) the words "hereof", "herein", "hereon" and "hereunder" and words of similar import, when used in this Charge, refer to this Charge as a whole and not to any particular provision of this Charge;

(g) words importing the singular number include the plural number and vice versa;

(h) words importing the masculine gender shall include the feminine and neuter genders and *vice versa*;

(i) references to any agreement or document shall include such agreement or document as amended, varied, novated, supplemented or replaced from time to time;

(j) references to the words "variation" shall include any amendment, supplement, deletion or replacement however effected;

(k) references to Parties, Schedules and Clauses are references to parties, schedules and clauses of this Charge respectively;

(l) references to any statute, legislation or regulation shall be deemed to be references to that statute, legislation or regulation from time to time amended or re-enacted with or without modification;

(m) references to any legal term used in any applicable jurisdiction (other than Singapore) for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any other legal concept shall be deemed to include the legal concept which most nearly approximates in Singapore to that legal term; and

(n) the headings to the Clauses herein shall not be deemed to be a part of or be taken in consideration in the interpretation or construction of this Charge.

1.3 Terms used but not defined otherwise in this Charge shall have the meanings set out in the Agreement.

2. CHARGE AND COVENANT TO PAY

2.1 In consideration of the Chargee agreeing to grant or agreeing to continue to grant the Loan to the Borrower, and as continuing security for the payment and discharge of the Total Indebtedness, the Chargor hereby charges by way of first fixed charge all the

Securities, both present and future, including all interest, dividends, bonuses, allotments, payments and other distributions, rights and benefits whatsoever from time to time attached or attaching to, or accrued or accruing on, the same in favour of, and for the benefit of, the Chargee.

2.2 The Chargor undertakes that, if for any reason the Total Indebtedness is not repaid when due (whether on the normal due date, on acceleration or otherwise), it will pay the outstanding sum upon first demand by the Chargee.

2.3 If the whole of the Total Indebtedness shall have been paid or discharged in full and no commitment to lend (whether optional or obligatory) remains in effect under the Agreement, the Chargee shall at the request and cost of the Chargor discharge the security created over the Securities.

3. POWER OF ATTORNEY

3.1 To give effect to the provisions of Clause 2, the Chargor irrevocably appoints the Chargee (and any of its delegates or sub-delegates referred to below) to be its attorney or attorneys, and on its behalf and in its name or otherwise to execute and do all such assurances, acts and things:

(a) to perfect the security under this Charge, including (without limitation) (i) the registration of this Charge, where required, with the relevant authorities in accordance with the formalities and requirements of the relevant jurisdiction(s) and (ii) the absolute discretion to decide from time to time whether or not to register all or any of the Securities in the name of the Chargee or its nominees;

(b) to protect the Chargee's interests under this Charge;

(c) which the Chargor ought to do under the covenants and provisions contained in this Charge; and

(d) which the attorney(s) in its or their discretion may deem necessary or expedient for the foregoing purposes, including (without limitation) the signing, sealing, execution and delivery of any deed, agreement, instrument or other document.

3.2 The Chargor ratifies and confirms, and agrees to ratify and confirm, whatever its attorney or attorneys shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in Clause 3.

3.3 The Chargee may at any time and from time to time delegate, by power of attorney or in any other manner, to any person(s) or fluctuating body of persons, all or any of the above powers, authorities and discretions which are exercisable by the Chargee and any such delegation may be made upon such terms and conditions (including the power to sub-delegate) and subject to such regulations as the Chargee may reasonably think fit and the Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate save and except for the negligence of the Chargee.

4. Warranties and Undertakings

4.1 The Chargor hereby represents and warrants to and for the benefit of the Chargee that:

(a) the Chargor or the Borrower is a company with limited liability duly incorporated and validly existing in good standing under the laws of the British Virgin Islands and has the power and authority to own and operate its properties and assets and to conduct the business which it conducts;

(b) this Charge when executed and delivered to the Chargee will constitute legal, valid, binding and enforceable obligations of the Chargor in accordance with the terms and conditions;

(c) all approvals, consents, acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Charge to constitute the same legal, valid, binding and enforceable obligations of the Chargor, in accordance with the terms and conditions have been done, performed and have happened in due and strict compliance with all applicable laws and regulations;

(d) the Chargor's entry into, exercise of its rights and/or performance of or compliance with its obligations under this Charge does not and will not violate (i) any law, regulation, ordinance, decree or similar enactment to which the Chargor is subject; or (ii) any agreement, mortgage, trust deed, contract, concession, instrument, law, regulation, judgment, order, licence, permit or consent to which the Chargor is a party or which is binding on the Chargor or its assets, and do not and will not result in the existence of, or oblige it to create, any security over those assets; or (iii) any provision of the Chargor's memorandum of association or bye-laws;

(e) there are no litigation, arbitration or administrative proceedings (current, pending, threatened or otherwise) before any court, tribunal, government agency or administrative body by, against or affecting the Chargor or the Borrower which if adversely determined would materially affect a) the condition (financial or otherwise) of the Chargor or the Borrower; or b) the ability of the Chargor to perform and discharge its obligations under this Charge;

(f) the Chargor is the sole legal and beneficial owner of the Securities, and that the Securities are free from any lien, charge or encumbrance save for the charge constituted by the Elwin Charge and this Charge;

(g) the Chargor or the Borrower is solvent and that no steps have been taken or are being taken for the liquidation, dissolution or winding up of the Chargor or the Borrower, or to appoint a receiver and/or manager, liquidator, judicial manager, trustee or such other officers in similar capacity over the Chargor or the Borrower;

(h) all information in this Charge and all information which has been given by the Chargor or the Borrower in the course of the due diligence exercise or negotiations leading to this Charge was when given, and remains, true, complete and accurate in all material respects; and

(i) no Event of Default and no condition, event or act, which with the giving of notice or lapse of time or both would constitute such an Event of Default, has occurred, is continuing or is anticipated.

4.2 Each of the representations and warranties contained in the preceding sub-Clause shall (a) be separate and independent and save as expressly otherwise provided shall not be limited by reference to anything in this Charge; and (b) survive and continue to have full force and effect after the execution of this Charge. The Chargor hereby warrants to the Chargee that the above representations and warranties will be true and correct and fully observed until the Total Indebtedness is fully paid as if repeated thereby by reference to the then existing circumstances.

4.3 The Chargor undertakes and agrees with the Chargee that:

(a) it shall execute and do all such assurances, acts, things and documents as the Chargee may from time to time require in order to protect and perfect the Chargee's security interests under this Charge;

(b) it shall not (except with the prior written consent of the Chargee) agree to any variation to any agreement(s) or arrangement(s) in respect of the Securities;

(c) it will not, during the continuance of this Charge, create (or agree, conditionally or unconditionally to create), any security or encumbrance over or in respect of the Securities or otherwise deal with, or dispose of, any of the Securities;

(d) it will not do or omit to do, or cause or permit to be done or omitted, anything which may in any way adversely affect the value of the Securities or otherwise prejudice the interests of the Chargee, or put the security constituted by this Charge in jeopardy;

(e) (in respect of Securities which are not book-entry securities) it will deposit with the Lender (i) all share certificates relating to the Securities; (ii) the Charge Documents; and (iii) such other documents as the Chargee may from time to time require to perfect its security interest over, and title to, such Securities;

(f) it shall assign all the dividends payable for the Securities and declared and/or paid by Elwin during the tenure of the Loan in favour of the Chargee, and shall upon receipt of the dividends immediately remit the said dividends to the Chargee as early and partial repayment of the Loan in the event of its failure to comply with clause 7.3 of the Agreement;

(g) it will forward to the Chargee, immediately upon its receipt, all annual reports, circulars or notifications of the corporations whose securities form part of the Securities; and

(h) it shall duly and punctually pay all calls, instalments, expenses, liabilities, claims, demands and other payments that may be made or become due in respect of the Securities. Upon default by the Chargor, the Chargee may make such payments on behalf of the Chargor, and any sums so paid by the Chargee, together with interest chargeable at such rate as the Chargee may at its discretion prescribe, shall be repayable by the Chargor to the Chargee on demand and pending such repayment, shall be a further charge on the Securities subject to the security interest under this Charge.

5. ENFORCEMENT OF SECURITY

5.1 The security constituted by this Charge shall immediately become enforceable and the power of sale and other powers conferred by section 24 of the Act (as varied or extended by this Charge) shall be immediately exercisable at any time after the Chargor fails to pay when due, any sum payable under the Agreement or upon the occurrence of any Event of Default.

5.2 Section 21 of the Act shall not apply to the security constituted by this Charge.

5.3 The Chargee may exercise the power of sale conferred on mortgagees by the Act (as varied or extended by this Charge) free from the restrictions imposed by section 25 of the Act.

5.4 The powers conferred by this Charge on the Chargee shall be in addition to, and not in substitution for, the powers conferred on chargees and assignees under the Companies Act or under any other law (written or unwritten) which shall apply to the security constituted by this Charge except where they are expressly or impliedly excluded. Where there is any conflict between the powers contained in the Act or such other law and those conferred by this Charge, the provisions of this Charge shall prevail.

6. SECURITY PROVISIONS

6.1 The security created by this Charge shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money owing by the Chargor to the Chargee, but shall constitute and be a continuing security to the Chargee for the Total Indebtedness and extend to cover all or any sums of money whatsoever which shall for the time being be owing by the Chargor to the Chargee under the provisions of this Charge.

6.2 The security under this Charge shall be a continuing security notwithstanding any settlement of account or other matter (except the execution by or on behalf of the Chargee of an absolute and unconditional release of the Total Indebtedness), and shall be without prejudice and in addition to any other security, indemnity, right or remedy of whatever nature from time to time existing in favour of, or any judgment or order obtained by, the Chargee for all or any part of the Total Indebtedness.

6.3 The security under this Charge shall not be released, discharged or affected by (i) any time, indulgence, waiver or consent at any time given to the Chargor, (ii) any amendment to any Security Document or any other security, guarantee or indemnity in respect of the Total Indebtedness, (iii) the making or absence of any demand on the Chargor or any guarantor or any other person for payment of the Total Indebtedness, (iv) the enforcement or absence of enforcement of any Security Document or any other security, guarantee or indemnity in respect of the Total Indebtedness, (v) the release of any security, guarantee or indemnity in respect of the Total Indebtedness, (vi) the bankruptcy of the Chargor (or the commencement of any of the foregoing), (vii) the illegality, invalidity or unenforceability of, or any defect in, any provision of any Security Document or any other security, guarantee or indemnity in respect of the Total Indebtedness, or any of the obligations of any of the relevant parties or (viii) any other matter or thing whatsoever.

6.4 Any amount received or recovered by the Chargee in respect of any sum payable by the Chargor under the Agreement or this Charge, and any amount received or recovered pursuant to any other security, guarantee or indemnity may be placed in a separate suspense account and kept there for so long and in such manner as the Chargee thinks fit without any obligation to apply the same towards the discharge of the whole or any part of the Total Indebtedness.

6.5 In the event of the commencement of the bankruptcy of the Chargor, or the Agreement, this Charge or any other Security Document ceasing for any reason to be binding on the Chargor, or if the Chargee receives notice (whether actual or otherwise) of any other security or interest affecting the Securities, the Chargee may at any time open a fresh account or continue any then existing account in the name of the Chargor. No monies paid into such fresh or continued account shall go in reduction of the amount owing by the Chargor to the Chargee nor discharge or reduce the amount recoverable pursuant to this Charge.

6.6 In the event that the proceeds of the sale of any Securities shall be insufficient to discharge the Total Indebtedness, the Chargor shall pay the Chargee immediately on demand any balance which may then be due.

6.7 A purchaser or any other person dealing with the Chargee or any delegate or sub-delegate referred to in Clause 3 shall not be concerned to enquire (i) whether the amounts secured by this Charge have been become payable, (ii) whether any power which the Chargee is purporting to exercise has become exercisable or (iii) as to the application of any money paid, raised or borrowed, or the propriety or regularity of any sale or other dealing. A certificate issued by the Chargee that the Chargor has defaulted and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other person to whom any of the Securities may be transferred under such sale or other dealing.

7. DEPOSIT OF TITLE DEEDS AND OTHER DOCUMENTS

At the request of the Chargee, the Chargor shall deposit with the Chargee or its nominee(s) (who may retain during the continuance of the security constituted under this Charge) all documents representing rights or interests of the Chargor in any of the Securities or rights to acquire the same.

8. AVOIDANCE OF PAYMENTS

No assurance, security or payment which may be avoided under any law relating to bankruptcy or insolvency, including section 329 or 330 of the Companies Act, and no release, settlement or discharge given or made by the Chargee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Chargee to recover the Total Indebtedness or to enforce the security constituted by this Charge in respect of the full extent of the amount secured under this Charge.

9. INDEMNITY

Without prejudice to the other provisions of this Charge, the Chargor undertakes to indemnify the Chargee and hold the Chargee harmless from and against every reasonable loss, cost, charge and expense whatsoever, legal and otherwise, on a full indemnity basis, which the Chargee may sustain, suffer or incur as a consequence of any breach of this Charge, and such losses, costs, charges or expenses shall include but not be limited to such amounts as the Chargee shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon all the Parties, save for any manifest error) as being necessary to compensate the Chargee for any loss of interest incurred on account of such default from the date of such default to the date of payment of the amount in default.

10. PAYMENTS AND WITHHOLDINGS

10.1 All payments to the Chargee under this Charge shall be made without set-off or counter-claim, and free and clear of any deductions or withholdings (whether on account of any tax, duty or otherwise). If at any time the Chargor is required by law to make any deduction or withholding from any sum payable to the Chargee, the sum payable by the Chargor (in respect of which the relevant deduction or withholding is required) shall be increased to the extent necessary to ensure that after the making of such deduction or withholding, the Chargee receives and retains, free from any liability in respect of any such deduction or withholding, a net amount equal to what it would have received and retained had no such deduction or withholding been made.

10.2 Within 30 days after the date on which the Chargor has made payment of any deduction or withholding to the appropriate authorities, it shall deliver to the Chargee evidence satisfactory to the Chargee of such deduction, withholding or payment to the relevant authorities.

10.3 Without prejudice to the survival of any other terms of this Charge, the provisions of Clause 10 shall survive the payment in full of the Total Indebtedness.

11. EXPENSES AND STAMP DUTY

The Chargor shall pay:

11.1 on demand, all costs and expenses (including legal fees on a full indemnity basis) incurred by the Chargee in protecting or enforcing any rights under this Charge;

11.2 promptly, and in any event before any penalty becomes payable, any stamp duty, documentary, registration or similar tax payable in connection with the entry into, performance, enforcement or admissibility in evidence of this Charge, and shall indemnify the Chargee against any liability resulting from any delay in paying, or omission to pay, any such duty or tax.

12. CALCULATIONS AND EVIDENCE

12.1 All interest shall accrue from day to day and shall be calculated on the basis of a year of 365 days.

12.2 The entries made in the accounts by the Chargee in accordance with its usual practice shall be *prima facie* evidence of the existence and amounts of the obligations of the Chargor recorded in them.

12.3 A certificate by the duly authorised representative(s) of the Chargee as to any sum payable to the Chargee under this Charge and any other certificate, determination, notification or opinion of the Chargee provided for in this Charge, shall be conclusive and binding, save for manifest error.

13. TRANSFER OF RIGHTS AND OBLIGATIONS

13.1 This Charge shall benefit and be binding on the Parties, their respective successors and permitted assignees or transferees of all or any part of a Party's rights or obligations under this Charge. Any reference in this Charge to any Party shall be construed accordingly.

13.2 The Chargor may not assign or transfer all or part of its rights or obligations under this Charge.

13.3 The Chargee may assign all or part of its rights or transfer all or part of its obligations under this Charge to any person with the consent of the Chargor. Any such assignee or transferee shall be and be treated as the Chargee for all purposes of this Charge and shall be entitled to the full benefit of this Charge to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

13.4 Where the Chargee transfers its obligations or any part thereof under the preceding sub-Clause, the Chargor shall execute such documents as are necessary to release the Chargee to the extent of the transfer and join the transferee as a party to this Charge and any document related hereto or in connection with this Charge, as the case may be. All costs for such transfer will be borne by the Chargee.

13.5 The Chargee may (with prior notice to the Chargor) disclose to a potential assignee or transferee or any other person proposing to enter into contractual arrangements with the Chargee in relation to this Charge such information about the Chargor, including but not limited to the outstanding balance and other relevant particulars and information on the Chargor's accounts, as it may think fit.

14. REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

14.1 No failure on the part of the Chargee to exercise, and no delay on its part in exercising, any right or remedy provided by law or under this Charge will operate as a waiver or variation thereof, nor will any single or partial exercise of any right or remedy under this Charge preclude any other or further exercise thereof or of the exercise of any other right or remedy.

14.2 The rights and remedies of the Chargee provided in this Charge are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

14.3 No variation of this Charge (or of any of the documents referred to in this Charge) shall be valid unless it is in writing and signed by or on behalf of each Party. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given and any waiver or consent shall be made or given without prejudice to the Chargee's right at any time afterwards to act strictly in accordance with the original agreed terms in respect of the existing breach (for other instance or purpose than that for which the waiver or consent is given) or any other existing or subsequent breach. Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Charge, nor shall it affect any rights, obligations or liabilities under or pursuant to this Charge which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Charge shall remain in full force and effect, except and only to the extent that they are so varied.

15. NOTICES

15.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one Party to or on another Party may be delivered personally or sent by prepaid registered post or by facsimile transmission to the address or addresses herein specified of the other Party and shall be deemed to be duly served:

(a) if it is personally delivered, at the time of delivery;

(b) if it is sent by prepaid registered post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail); and

(c) if it is sent by facsimile transmission, upon receipt of transmission.

provided that in each case where delivery occurs after 6 p.m. on a Business Day, or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day.

References to time in this Clause are to Singapore time.

15.2 For the purpose of this Clause, the address for service of the Parties shall be as follows or shall be such other address as a Party may from time to time notify the other Party in writing:

(a) The Chargor

Address	: c/o 507 Royal Plaza, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC 110000
Telephone	: +86 24 31296178
Facsimile	: +86 24 31296178
Attention	: Mr. Feng Shu Shun (冯书顺)

(b) The Chargee

Address	: 233 Tai Cang Road, #06-07 The Platinum, Luwan District, Shanghai 200020, PRC
Telephone	: +86 21 63860600
Facsimile	: +86 21 63860601
Attention	: Vincent Lau

15.3 A Party may notify the other Party of a change to its name, relevant addressee, address or fax number for the purposes of this Clause, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than 5 Business Days after the date on which notice is given, the date following 5 Business Days after notice of any change has been given.

15.4 In proving such service, it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown on it or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the facsimile transmission was received by production of a valid and relevant facsimile transmission sheet, as the case may be.

16. SEVERABILITY

In case any provision in this Charge shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law of any jurisdiction, (a) such invalidity, illegality or unenforceability shall not affect its validity, legality or enforceability under the law of any other jurisdiction; and (b) such provision shall (to the extent that it is invalid, illegal or unenforceable) be given no effect in that jurisdiction and shall not in any way affect or impair any other provisions of this Charge in any jurisdiction and this Charge shall be construed as if such provision (to the extent that it is invalid, illegal or unenforceable) had never been contained herein or therein in that jurisdiction.

17. CHANGES IN CHARGOR AND CHARGEE

No change whatsoever in the constitution of the Chargor or the Chargee whether by amalgamation, reconstruction or otherwise shall affect the rights and obligations of the Parties, or the security, under this Charge, which shall continue to be valid and binding.

18. COVENANT FOR FURTHER ASSURANCE

The Chargor shall entirely at its own expense, immediately on written demand by the Chargee, make, execute, do and perform, or cause to be made, executed, done and performed all such further acts, agreements, assignments, documentation and instruments of whatsoever nature as the Chargee shall reasonably require to implement or perfect this Charge.

19. CONFIDENTIALITY

Each Party shall keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information relating to the contents of this Charge, whether oral, written or in electronic form or any other media, save for the disclosure on a "need to know" basis to a related company where the disclosure is for a purpose reasonably incidental to this Charge, or where the disclosure of information is required by law, any court, regulatory or other competent authority.

20. INCONSISTENCY

In the event of any inconsistency between the terms and provisions of this Charge and the Agreement, the terms and provisions of the Agreement shall prevail, provided that any amplification or elaboration of a term shall not be construed as an inconsistency of the same.

21. COUNTERPARTS

This Charge may be signed in any number of counterparts, all of which when taken together shall constitute one and the same instrument. Any Party may enter into this Charge by signing any such counterpart.

22. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT (CHAPTER 53B)

A person who is not a party to this Charge has no rights under the Contracts (Rights of Third Parties) Act (Cap 53B) of Singapore to enforce any term or condition of this Charge.

23. GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

This Charge shall be governed by and construed in accordance with the laws of Singapore and the Chargor hereby submits to the non-exclusive jurisdiction of the Singapore courts.

THIS CHARGE has been executed by the Chargor and the Chargee on the date stated at the beginning of the document.

The Chargor

Signed by **FENG SHU SHUN (冯书顺)**)
for and on behalf of)
ADDUP LIMITED)
in the presence of)

CHIN YEW CHOONG DAVID
Advocate & Solicitor
Singapore

The Chargee

Signed by **LAU KAY KEONG**)
for and on behalf of)
ENERGY GIANT)
GROUP LIMITED)
in the presence of:)

CHIN YEW CHOONG DAVID
Advocate & Solicitor
Singapore